UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2010

MANDALAY MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	00-10039	22-2267658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 601-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Change in Directors or Principal Officers, Other Events, Financial Statement

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective March 18, 2010, the Board of Directors (the “Board”) of Mandalay Media, Inc. (the “Company”) appointed Paul Schaeffer as Interim Chief Executive Officer of the Company. Mr. Schaeffer also is a director of the Company.

Mr. Schaeffer, 61, has served on our Board of Directors since August 2007 as Vice-Chairman.  Mr. Schaeffer is, and for the past five years has been, Vice Chairman, Chief Operating Officer and Co-Founder of The Mandalay Entertainment Group (unrelated to the Company).

Mr. Schaeffer does not have any family relations with any directors or executive officers of the Company. There are no transactions to which the Company is a party in which Mr. Schaeffer has a material interest that are required to be disclosed under Item 404(a), as modified by Item 404(d)(1) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANDALAY MEDIA, INC.

Date: March 24, 2010	By:	/s/ Russell Burke
Russell Burke
Chief Financial Officer